Exhibit 10.5

Thomas Arnost

December 9, 2014

Mr. Dean Julia

Mobiquity Technologies, Inc.

600 Old Country Road, Suite 541

Garden City, NY 11530

Re: Secured Promissory Note in the outstanding balance of $322,000

Dear Mr. Julia:

This letter shall serve to confirm that I have agreed to extend the due date of my Secured Promissory Note in the principal unpaid balance of $322,000 to December 31, 2015 on the same terms and conditions that currently exist.

Sincerely, /s/ Thomas Arnost Thomas Arnost

Agreed to and accepted by:

MOBIQUITY TECHNOLOGIES, INC.

By: /s/ Dean Julia

Dean Julia, Co-Chief Executive Officer